UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2010

ACCELLENT INC.

(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2010, Accellent Inc. (the “Company”) announced that Donald J. Spence has been appointed President and Chief Executive Officer and a Director of the Company, and that Mr. Spence’s appointment will take effect on May 24, 2010. Kenneth W. Freeman will no longer serve as the Company’s acting Chief Executive Officer and Executive Chairman but will continue as Chairman.

Mr. Spence, 56, joins Accellent from Philips Healthcare, where he served as Chief Executive Officer of Philips Home Healthcare Solutions. Mr. Spence was President of the Sleep and Home Respiratory Group for Respironics, Inc. from 2005 until the firm was acquired by Royal Philips Electronics in 2008. Mr. Spence began his career as a financial analyst at Ford Motor Company, and has served in various roles in the medical device and automotive industries, including strategic planning, operations, global marketing, sales and senior management for BOC Group plc and GKN plc. Mr. Spence received a bachelor’s degree in economics from Michigan State University in 1975 and a master’s degree in economics from Central Michigan University in 1979.

When determining whether Mr. Spence has the experience, qualifications, attributes and skills to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board considered the biographical information set forth above, among other factors.

Mr. Spence has executed an employment contract with the Company. Under the terms of the agreement, Mr. Spence is entitled to an annual salary of $550,000, subject to subsequent annual adjustment. In addition, the Company will grant Mr. Spence options to purchase 2,500,000 shares of Accellent Holdings Corp. common stock. The options vest over a five-year term, and 1,250,000 of the options granted vest only if the Company achieves certain financial performance targets. Mr. Spence is also eligible to receive an annual bonus, targeted at 90% of his annual base salary (the “Annual Target Bonus”), prorated from the date of hire and based upon Mr. Spence reaching individual and Company related performance milestones. Mr. Spence may also be eligible for bonuses in excess of the Annual Target Bonus for substantially exceeding these milestones, as well as for other extraordinary performance. Mr. Spence is eligible to participate in all employee benefit programs. The employment agreement also provides for reimbursement of reasonable and necessary relocation expenses.

A copy of the Company’s press release announcing Mr. Spence’s appointment is attached to this current report as Exhibit 99.1 and is incorporated by reference herein.

A copy of the employment agreement between Mr. Spence and the Company is attached to this current report as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated April 26, 2010, announcing the appointment of Donald J. Spence as President and Chief Executive Officer (this exhibit is furnished and not filed).

99.2	Employment Agreement between Donald J. Spence and Accellent Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2010	ACCELLENT INC.

	By:	/S/ JEREMY A. FRIEDMAN
	Name:	Jeremy A. Friedman
	Title:	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 26, 2010, announcing the appointment of Donald J. Spence as President and Chief Executive Officer (this exhibit is furnished and not filed).

99.2	Employment Agreement between Donald J. Spence and Accellent Inc.